Exhibit 99.(i)(18)

[DECHERT LLP LETTERHEAD]

June 27, 2014

Voya Equity Trust

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258

Re:                             Securities Act Registration No. 333-56881

Investment Company Act File No. No. 811-8817

Ladies and Gentlemen:

We have acted as counsel to Voya Equity Trust (the “Trust”), a Massachusetts business trust, and its series, Voya Real Estate Fund (the “Fund”), in connection with the Post-Effective Amendment No. 133 to the Registration Statement of the Trust (the “Registration Statement”) and have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the registration of the Class R6 shares on behalf of the Fund (the “Shares”).

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Shares of beneficial interest of the Fund being registered under the Securities Act of 1933, as amended (“1933 Act”), in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust when issued in accordance with the terms described in the Registration Statement as filed on or about June 27, 2014.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP